UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2006

PS BUSINESS PARKS, INC.

(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 18, 2006, PS Business Parks, Inc., a California corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) among Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner and Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC and RBC Dain Rauscher Inc. (collectively, the “Underwriters”), the Company and PS Business Parks, L.P., a California limited partnership (the “Operating Partnership”), relating to a public offering by the Company of up to 3,450,000 Depositary Shares (the “Shares”), each representing one one-thousandth of a share of the Company’s 7.375% Cumulative Preferred Stock, Series O, Liquidation Preference Equivalent to $25.00 Per Depositary Share (the “Preferred Stock”), including 450,000 Shares which may be purchased by the Underwriters to cover over-allotments. We expect to deliver the Shares to the Underwriters on or about June 16, 2006, subject to customary closing conditions. The Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Certain of the Underwriters have performed investment banking and advisory services for the Company from time to time for which they have received customary fees and expenses. The Underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business.

Item 3.03	Material Modification to Rights of Securityholders

Upon issuance of the Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment on any other stock of the Company ranking junior to or on a parity with the Preferred Stock, will be subject to certain restrictions in the event that the Company does not declare dividends on the Preferred Stock during any dividend period.

The terms of the Preferred Stock are set forth in the Certificate of Determination filed as Exhibit 3.1 hereto and incorporated herein by reference. A specimen stock certificate for the Preferred Stock is filed as Exhibit 4.2 hereto and incorporated herein by reference. The terms of the Depositary Shares are set forth in the Deposit Agreement, dated May 18, 2006, among the Company, American Stock Transfer & Trust Company, as depositary, and the holders of the depositary receipts issued thereunder (the “Deposit Agreement”). The Deposit Agreement is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Under the Company’s Articles of Incorporation, as amended, the Board of Directors is authorized without further shareholder action to provide for the issuance of up to 50,000,000 shares of preferred stock. On May 22, 2006, the Company filed with the Secretary of State of the State of California a Certificate of Determination designating 3,450 shares of the Company’s preferred stock as “7.375% Cumulative Preferred Stock, Series O.” A copy of the Certificate of Determination is filed as Exhibit 3.1 hereto and incorporated herein by reference and an opinion of counsel with respect to the offering of Preferred Stock is filed as Exhibit 5.1 hereto.

Item 7.01.	Regulation FD Disclosure

On May 18, 2006, the Company issued a press release announcing the pricing of the Shares. The information in this Item 7.01 of this Form 8-K (and the information included in Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: May 22, 2006	By:	/s/ Edward A. Stokx
Edward A. Stokx
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement relating to the Company’s Depositary Shares Representing Shares of the Company’s 7.375% Cumulative Preferred Stock, Series O.

3.1	Certificate of Determination for the 7.375% Cumulative Preferred Stock, Series O.

4.1	Deposit Agreement Relating to the Depositary Shares (including form of Depositary Receipt).

4.2	Specimen stock certificate for the Company’s 7.375% Cumulative Preferred Stock, Series O.

5.1	Opinion of Stephanie Heim as to the validity of the Depositary Shares.

23.1	Consent of Stephanie Heim (contained in Exhibit 5.1).

99.1*	Press Release dated May 18, 2006*

*	Exhibit 99.1, relating to Item 7.01, shall be deemed to be furnished, and not filed.

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